Exhibit 99.1

NEWS RELEASE
Investor Contact:
Robb Timme, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Jennifer Kaminski, Vice President, Public Relations Senior Manager
920-491-7576

Associated Banc-Corp Reports First Quarter 2019 Earnings of $0.50 Per Common Share,

Earnings per share up 25% from the prior year
GREEN BAY, Wis. -- April 25, 2019 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $83 million, or $0.50 per common share for the quarter ended March 31, 2019. These amounts compare to net income available to common equity of $67 million, or $0.40 per common share for the quarter ended March 31, 2018.
“We were pleased with our commercial and business lending results in the quarter as we had solid growth in our general commercial line and across most of our specialty lending verticals. This growth, coupled with effective cost controls and improving fee income, helped drive a 25% increase in earnings per share compared to the first quarter of 2018," said President and CEO Philip B. Flynn. "We remain optimistic for the remainder of 2019. We expect continued growth in our C&I portfolio and anticipate that our commercial real estate book will begin to ramp up in the second half of the year. Additionally, we believe the Huntington Bank branch acquisition, which is scheduled to close in June, will help us manage our funding costs this year."
FIRST QUARTER 2019 SUMMARY (all comparisons to the first quarter of 2018)

•	Average loans of $23.1 billion were up 5%, or $1.0 billion

•	Average deposits of $24.6 billion were up 4%, or $0.9 billion

•	Net interest income of $216 million increased $6 million, or 3%

•	Net interest margin of 2.90% declined 2 basis points from 2.92%

•	Provision for credit losses was $6 million, up from zero

•	Noninterest income of $91 million increased 1%, or $1 million

•	Noninterest expense of $192 million was down 10%, or $21 million

•	Income before income taxes was up 25%, or $22 million

•	During the quarter, the Company repurchased over 1 million shares, or $30 million, of common stock

•	Total dividends paid per common share were $0.17, up 13%

•	Return on average common equity Tier 1 increased to 13.6% from 11.4%

Loans
First quarter 2019 average loans of $23.1 billion were up $1.0 billion, or 5%, from the year ago quarter, and were up $299 million from the fourth quarter of 2018 as growth in commercial and business lending outpaced run-off in the commercial real estate portfolio.
With respect to first quarter 2019 average balances by loan category:

•
Commercial and business lending increased $1.1 billion from the year ago quarter and increased $357 million from the fourth quarter of 2018 to $8.4 billion. General commercial lending and power & utilities specialized lending drove the increase from the year ago quarter.

•	Consumer lending increased $244 million from the year ago quarter and increased $34 million from the fourth quarter of 2018 to $9.6 billion.

•	Commercial real estate lending decreased $282 million from the year ago quarter and decreased $92 million from the fourth quarter of 2018 to $5.1 billion as paydown activity continued to be elevated.

•	The Company has over $500 million in construction commitments that are expected to fund over the course of the year.

Deposits
First quarter 2019 average deposits of $24.6 billion were up $905 million, or 4% from the year ago quarter and were up $326 million compared to the fourth quarter of 2018. First quarter period end deposits were $25.5 billion, up $636 million from the end of the fourth quarter.
With respect to first quarter 2019 average balances by deposit category:

•	Time deposits increased $407 million from the year ago quarter and increased $61 million from the fourth quarter of 2018 to $3.1 billion.

•	Savings increased $376 million from the year ago quarter and increased $104 million from the fourth quarter of 2018 to $2.1 billion.

•	Interest-bearing demand deposits increased $236 million from the year ago quarter, but decreased $98 million from the fourth quarter of 2018 to $4.7 billion.

•	Money market deposits increased $173 million from the year ago quarter and increased $299 million from the fourth quarter of 2018 to $7.4 billion.

•
Noninterest-bearing demand deposits decreased $102 million from the year ago quarter and decreased $384 million from the fourth quarter of 2018 to $5.0 billion as the company experienced its typical seasonal outflow of deposits.

•	Network transaction deposits decreased $184 million from the year ago quarter, but increased $344 million from the fourth quarter of 2018 to $2.2 billion.

Net Interest Income and Net Interest Margin
First quarter 2019 net interest income of $216 million was up 3%, or $6 million, while the net interest margin decreased 2 basis points to 2.90% from the year ago quarter. First quarter 2019 net interest income decreased 4%, or $8 million, and the net interest margin decreased 12 basis points from the prior quarter, primarily due to reduced prepayments.

•	The average yield on total commercial loans for the first quarter of 2019 increased 64 basis points to 4.98% from the year ago quarter, but decreased 9 basis points from the prior quarter.

•	The average cost of total interest-bearing deposits for the first quarter of 2019 increased 57 basis points to 1.30% from the year ago quarter and increased 16 basis points from the prior quarter.

•
The net free funds benefit, which is the net margin increase from noninterest-bearing deposits, increased 12 basis points in the first quarter of 2019 compared to the year ago quarter and was unchanged from the prior quarter.

Noninterest Income
First quarter 2019 total noninterest income of $91 million increased $1 million from the year ago quarter and increased $7 million from the prior quarter.
With respect to first quarter 2019 noninterest income line items:

•
Insurance revenues were up $3 million from the year ago quarter, driven by the acquisitions of Diversified Insurance Solutions and Anderson Insurance, and were up $4 million compared to the previous quarter due to seasonally higher property and casualty revenues.

•	Service charges and deposit account fees were down $1 million from both the year ago quarter and the previous quarter.

•	Mortgage banking revenues were down $2 million from the year ago quarter, but were up $1 million from the previous quarter.

Noninterest Expense
First quarter 2019 total noninterest expense of $192 million decreased 10%, or $21 million from the year ago quarter and decreased $1 million from the prior quarter. The year ago quarter included $21 million of Bank Mutual acquisition related costs.
With respect to first quarter 2019 noninterest expense line items:

•	Personnel expense increased $2 million from the year ago quarter, and increased $4 million from the prior quarter due primarily to seasonal increases in stock-based compensation expense.

•	Occupancy expense increased $1 million from the year ago quarter and increased $2 million from the prior quarter due to higher snow removal expense.

•	Technology expense increased $1 million from the year ago quarter and the prior quarter as the company continued to make investments to enhance its online and mobile product offerings.

•	With the removal of the FDIC surcharge, the Company's FDIC assessment decreased $5 million from the year ago quarter and $2 million from the prior quarter.

Taxes
The first quarter 2019 effective tax rate was 21% compared to 20% in the year ago quarter and 22% in the prior quarter.

Credit
The first quarter 2019 provision for credit losses was $6 million, up from zero in the year ago quarter and up from $1 million in the prior quarter. With respect to first quarter 2019 credit quality:

•	Potential problem loans of $241 million were down $41 million from the year ago quarter and were down $9 million from the prior quarter.

•
Nonaccrual loans of $156 million were down $53 million from the year ago quarter, primarily due to improvements in commercial credits. While nonaccrual loans were up $28 million from the prior quarter, primarily due to migration in commercial credits, they remained flat with third quarter 2018 levels. The nonaccrual loans to total loans ratio was 0.67% in the first quarter, compared to 0.91% in the year ago quarter and 0.56% in the prior quarter.

•	Net charge offs of $7 million were down $2 million from the year ago quarter and up $7 million from the prior quarter.

•
The allowance for loan losses of $235 million was down $22 million from the year ago quarter and was down $3 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.02% in the first quarter of 2019, compared to 1.13% in the year ago quarter, and 1.04% in the prior quarter.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.3% at March 31, 2019. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

During the quarter, the Company repurchased over 1 million shares, or $30 million, of common stock at an average price of $22.93 per share.

FIRST QUARTER 2019 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, April 25, 2019. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp first quarter 2019 earnings call. The first quarter 2019 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of nearly $34 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 230 banking locations serving more than 110 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(In thousands)	Mar 31, 2019	Dec 31, 2018	Seql Qtr $ Change	Sept 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr $ Change
Assets
Cash and due from banks	$334,095	$507,187	$(173,092)	$374,168	$396,761	$328,260	$5,835
Interest-bearing deposits in other financial institutions	270,843	221,226	49,617	147,848	71,462	94,918	175,925
Federal funds sold and securities purchased under agreements to resell	41,405	148,285	(106,880)	24,325	3,150	10,000	31,405
Investment securities held to maturity, at amortized cost	2,846,689	2,740,511	106,178	2,661,755	2,602,247	2,443,203	403,486
Investment securities available for sale, at fair value	3,829,388	3,946,941	(117,553)	4,052,624	4,260,037	4,484,275	(654,887)
Equity securities with readily determinable fair values	1,609	1,568	41	1,573	1,613	1,599	10
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	216,940	250,534	(33,594)	220,825	249,040	233,216	(16,276)
Residential loans held for sale	81,392	64,321	17,071	134,361	143,022	103,953	(22,561)
Commercial loans held for sale	15,467	14,943	524	30,452	—	6,091	9,376
Loans	23,148,359	22,940,429	207,930	22,867,112	22,976,786	22,810,491	337,868
Allowance for loan losses	(235,081)	(238,023)	2,942	(236,250)	(252,601)	(257,058)	21,977
Loans, net	22,913,278	22,702,406	210,872	22,630,861	22,724,184	22,553,433	359,845
Bank and corporate owned life insurance	665,976	663,203	2,773	661,009	659,592	657,841	8,135
Investment in unconsolidated subsidiaries	194,670	161,181	33,489	156,878	161,676	166,124	28,546
Trading assets	77,920	88,943	(11,023)	140,328	132,919	102,890	(24,970)
Premises and equipment	361,668	363,225	(1,557)	358,926	361,385	381,327	(19,659)
Goodwill	1,168,944	1,169,023	(79)	1,168,922	1,166,665	1,153,156	15,788
Mortgage servicing rights, net	66,626	68,193	(1,567)	67,872	66,980	66,407	219
Other intangible assets, net	73,610	75,836	(2,226)	78,069	80,346	79,714	(6,104)
Other assets	540,346	460,331	80,015	578,206	571,566	500,099	40,247
Total assets	$33,700,866	$33,647,859	$53,007	$33,489,002	$33,652,647	$33,366,505	$334,361
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,334,154	$5,698,530	$(364,376)	$5,421,270	$5,341,361	$5,458,473	$(124,319)
Interest-bearing deposits	20,198,903	19,198,863	1,000,040	19,410,342	18,474,953	18,367,129	1,831,774
Total deposits	25,533,057	24,897,393	635,664	24,831,612	23,816,314	23,825,602	1,707,455
Federal funds purchased and securities sold under agreements to repurchase	127,098	111,651	15,447	166,556	203,733	283,954	(156,856)
Commercial paper	32,019	45,423	(13,404)	43,604	52,791	82,420	(50,401)
FHLB advances	2,944,769	3,574,371	(629,602)	3,332,655	4,797,857	4,515,887	(1,571,118)
Other long-term funding	796,007	795,611	396	795,215	497,619	497,451	298,556
Trading liabilities	77,859	87,668	(9,809)	138,940	131,612	100,247	(22,388)
Accrued expenses and other liabilities	354,188	354,855	(667)	383,381	382,476	348,246	5,942
Total liabilities	29,864,996	29,866,971	(1,975)	29,691,963	29,882,403	29,653,806	211,190
Stockholders’ equity(a)
Preferred equity	256,716	256,716	—	256,716	159,401	159,853	96,863
Common equity
Common stock	1,752	1,752	—	1,752	1,751	1,741	11
Surplus	1,689,792	1,712,615	(22,823)	1,709,078	1,704,587	1,698,521	(8,729)
Retained earnings	2,235,824	2,181,414	54,410	2,128,490	2,070,872	2,010,746	225,078
Accumulated other comprehensive income (loss)	(103,375)	(124,972)	21,597	(135,520)	(119,888)	(107,673)	4,298
Treasury stock, at cost	(244,840)	(246,638)	1,798	(163,478)	(46,479)	(50,488)	(194,352)
Total common equity	3,579,153	3,524,171	54,982	3,540,322	3,610,843	3,552,847	26,306
Total stockholders’ equity	3,835,870	3,780,888	54,982	3,797,038	3,770,244	3,712,699	123,171
Total liabilities and stockholders’ equity	$33,700,866	$33,647,859	$53,007	$33,489,002	$33,652,647	$33,366,505	$334,361
Numbers may not sum due to rounding.
(a) An adjustment of $115 million was made within stockholders' equity related to the grant and vesting of options, restricted stock awards, and restricted stock units awarded from 2006-2017 to the March 31, 2018 ending balances.  This adjustment impacted Retained Earnings and Surplus.  The reclassification had no impact on earnings, expenses, or total stockholder’s equity.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(In thousands, except per share data)			Seql Qtr					Comp Qtr
	1Q19	4Q18	$ Change	% Change	3Q18	2Q18	1Q18	$ Change	% Change
Interest income
Interest and fees on loans	$258,853	$260,661	$(1,808)	(1)%	$249,649	$246,646	$220,034	$38,819	18%
Interest and dividends on investment securities
Taxable	29,053	29,119	(66)	—%	29,895	30,623	30,104	(1,051)	(3)%
Tax-exempt	13,816	12,899	917	7%	11,883	10,783	9,217	4,599	50%
Other interest	4,226	3,257	969	30%	4,036	3,153	2,177	2,049	94%
Total interest income	305,948	305,936	12	—%	295,464	291,205	261,532	44,416	17%
Interest expense
Interest on deposits	62,773	54,159	8,614	16%	50,116	38,431	33,412	29,361	88%
Interest on Federal funds purchased and securities sold under agreements to repurchase	627	442	185	42%	504	538	522	105	20%
Interest on other short-term funding	51	36	15	42%	38	51	60	(9)	(15)%
Interest on FHLB advances	19,554	19,948	(394)	(2)%	19,318	21,279	13,123	6,431	49%
Interest on long-term funding	7,396	7,396	—	—%	6,095	4,544	4,544	2,852	63%
Total interest expense	90,401	81,980	8,421	10%	76,072	64,843	51,661	38,740	75%
Net interest income	215,547	223,955	(8,408)	(4)%	219,392	226,362	209,871	5,676	3%
Provision for credit losses	6,000	1,000	5,000	N/M	(5,000)	4,000	—	6,000	N/M
Net interest income after provision for credit losses	209,547	222,955	(13,408)	(6)%	224,392	222,362	209,871	(324)	—%
Noninterest income
Insurance commissions and fees	25,464	21,232	4,232	20%	21,636	23,996	22,648	2,816	12%
Wealth management fees (a)	20,180	20,364	(184)	(1)%	21,224	20,333	20,642	(462)	(2)%
Service charges and deposit account fees	15,115	16,361	(1,246)	(8)%	16,904	16,390	16,420	(1,305)	(8)%
Card-based fees	9,261	10,316	(1,055)	(10)%	9,783	10,115	9,442	(181)	(2)%
Other fee-based revenue	3,983	5,260	(1,277)	(24)%	4,307	4,272	3,980	3	—%
Capital markets, net	3,189	4,931	(1,742)	(35)%	5,099	4,783	5,306	(2,117)	(40)%
Mortgage banking, net	4,712	3,271	1,441	44%	4,012	6,258	6,370	(1,658)	(26)%
Bank and corporate owned life insurance	3,792	3,247	545	17%	3,540	3,978	3,187	605	19%
Asset gains (losses), net (b)	567	(2,456)	3,023	N/M	(1,037)	2,497	(107)	674	N/M
Investment securities gains (losses), net	1,680	—	1,680	N/M	30	(2,015)	—	1,680	N/M
Other	3,260	1,522	1,738	114%	2,802	2,235	2,492	768	31%
Total noninterest income	91,202	84,046	7,156	9%	88,300	92,842	90,380	822	1%
Noninterest expense
Personnel	120,050	116,535	3,515	3%	124,476	123,980	117,685	2,365	2%
Technology	19,012	17,944	1,068	6%	17,563	19,452	17,715	1,297	7%
Occupancy	16,472	14,174	2,298	16%	14,519	15,071	15,357	1,115	7%
Business development and advertising	6,636	8,950	(2,314)	(26)%	8,213	7,067	6,693	(57)	(1)%
Equipment	5,668	5,897	(229)	(4)%	5,838	5,953	5,556	112	2%
Legal and professional	3,951	5,888	(1,937)	(33)%	5,476	6,284	5,413	(1,462)	(27)%
Card issuance costs	977	1,442	(465)	(32)%	2,247	2,412	2,332	(1,355)	(58)%
Loan costs	1,364	790	574	73%	1,430	761	972	392	40%
Foreclosure / OREO expense, net	567	909	(342)	(38)%	950	1,021	723	(156)	(22)%
FDIC assessment	3,750	5,750	(2,000)	(35)%	7,750	8,250	8,250	(4,500)	(55)%
Other intangible amortization	2,226	2,233	(7)	—%	2,233	2,168	1,525	701	46%
Acquisition related costs (c)	632	(981)	1,613	N/M	2,271	7,107	20,605	(19,973)	(97)%
Other	10,366	13,632	(3,266)	(24)%	11,445	11,732	10,140	226	2%
Total noninterest expense	191,671	193,163	(1,492)	(1)%	204,413	211,258	212,965	(21,294)	(10)%
Income before income taxes	109,078	113,839	(4,761)	(4)%	108,279	103,947	87,285	21,793	25%
Income tax expense	22,392	24,854	(2,462)	(10)%	22,349	14,754	17,829	4,563	26%
Net income	86,686	88,985	(2,299)	(3)%	85,929	89,192	69,456	17,230	25%
Preferred stock dividends	3,801	3,707	94	3%	2,409	2,329	2,339	1,462	63%
Net income available to common equity	$82,885	$85,278	$(2,393)	(3)%	$83,521	$86,863	$67,117	$15,768	23%
Earnings per common share
Basic	$0.50	$0.52	$(0.02)	(4)%	$0.49	$0.51	$0.41	$0.09	22%
Diluted	$0.50	$0.51	$(0.01)	(2)%	$0.48	$0.50	$0.40	$0.10	25%
Average common shares outstanding
Basic	163,928	164,662	(734)	—%	170,516	170,633	163,520	408	—%
Diluted	165,433	166,394	(961)	(1)%	172,802	173,409	166,432	(999)	(1)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes trust, asset management, brokerage, and annuity fees.

(b)	3Q18 and 2Q18 include approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains.

(c)	Includes Bank Mutual and Huntington acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
(In millions, except per share, full time equivalent employee and branch count data; shares in thousands)	1Q19	4Q18	3Q18	2Q18	1Q18
Per common share data
Dividends	$0.17	$0.17	$0.15	$0.15	$0.15
Market value:
High	23.67	26.55	28.35	28.85	26.90
Low	19.77	18.72	26.00	24.20	23.60
Close	21.35	19.79	26.00	27.30	24.85
Book value	21.77	21.43	21.06	20.95	20.78
Tangible book value / share	14.21	13.86	13.64	13.71	13.57
Performance ratios (annualized)
Return on average assets	1.05%	1.07%	1.02%	1.07%	0.88%
Effective tax rate	20.53%	21.83%	20.64%	14.19%	20.43%
Dividend payout ratio (a)	34.00%	32.69%	30.61%	29.41%	36.59%
Net interest margin	2.90%	3.02%	2.92%	3.02%	2.92%
Selected trend information
Average full time equivalent employees (b)	4,660	4,659	4,707	4,792	4,637
Branch count	233	236	236	237	271
Assets under management, at market value (c)	$11,192	$10,291	$11,206	$10,776	$10,540
Mortgage loans originated for sale during period	$163	$245	$331	$319	$198
Mortgage loan settlements during period	$160	$305	$345	$294	$188
Mortgage portfolio serviced for others	$8,543	$8,601	$8,547	$8,501	$8,507
Mortgage servicing rights, net / mortgage portfolio serviced for others	0.78%	0.79%	0.79%	0.79%	0.78%
Shares repurchased during period	1,308	3,764	4,349	249	1,108
Shares outstanding, end of period	164,418	164,440	168,138	172,358	170,995
Selected quarterly ratios
Loans / deposits	90.66%	92.14%	92.09%	96.47%	95.74%
Stockholders’ equity / assets	11.38%	11.24%	11.34%	11.20%	11.13%
Risk-based capital (d) (e)
Total risk-weighted assets	$24,141	$23,875	$23,907	$24,059	$23,535
Common equity Tier 1	$2,485	$2,450	$2,475	$2,528	$2,474
Common equity Tier 1 capital ratio	10.29%	10.26%	10.35%	10.51%	10.51%
Tier 1 capital ratio	11.35%	11.33%	11.42%	11.17%	11.19%
Total capital ratio	13.46%	13.47%	13.56%	13.36%	13.45%
Tier 1 leverage ratio	8.49%	8.48%	8.43%	8.32%	8.48%
Loans
Recorded investment on loans	$23,078	$22,872	$22,800	$22,916	$22,756
Net unaccreted Bank Mutual purchase discount on performing loans	(16)	(18)	(21)	(26)	(34)
Net other deferred costs	86	87	87	87	88
Loans	$23,148	$22,940	$22,867	$22,977	$22,810
Numbers may not sum due to rounding.

(a)	Ratio is based upon basic earnings per common share.

(b)	Average full time equivalent employees without overtime.

(c)	Excludes assets held in brokerage accounts.

(d)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(e)	March 31, 2019 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
(In thousands)	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$238,023	$236,250	1%	$252,601	$257,058	$265,880	(10)%
Provision for loan losses	4,500	2,000	125%	(4,000)	4,000	500	N/M
Charge offs	(15,486)	(6,151)	152%	(17,304)	(14,926)	(12,155)	27%
Recoveries	8,044	5,923	36%	4,953	6,470	2,832	184%
Net charge offs	(7,442)	(228)	N/M	(12,351)	(8,456)	(9,323)	(20)%
Balance at end of period	$235,081	$238,023	(1)%	$236,250	$252,601	$257,058	(9)%
Allowance for unfunded commitments
Balance at beginning of period	$24,336	$25,336	(4)%	$26,336	$26,336	$24,400	—%
Provision for unfunded commitments	1,500	(1,000)	N/M	(1,000)	—	(500)	N/M
Amount recorded at acquisition	—	—	N/M	—	—	2,436	(100)%
Balance at end of period	$25,836	$24,336	6%	$25,336	$26,336	$26,336	(2)%
Allowance for credit losses	$260,917	$262,359	(1)%	$261,586	$278,937	$283,394	(8)%
Provision for credit losses	$6,000	$1,000	N/M	$(5,000)	$4,000	$—	N/M
	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Net charge offs
Commercial and industrial	$(7,428)	$2,974	N/M	$(6,893)	$(6,606)	$(6,599)	13%
Commercial real estate—owner occupied	1,193	282	N/M	(252)	270	(1,025)	N/M
Commercial and business lending	(6,235)	3,256	N/M	(7,145)	(6,336)	(7,624)	(18)%
Commercial real estate—investor	31	(2,107)	N/M	(3,958)	(1,189)	8	N/M
Real estate construction	—	106	(100)%	(195)	48	189	(100)%
Commercial real estate lending	31	(2,001)	N/M	(4,153)	(1,141)	197	(84)%
Total commercial	(6,203)	1,255	N/M	(11,298)	(7,477)	(7,427)	(16)%
Residential mortgage	(457)	(94)	N/M	5	(135)	(131)	N/M
Home equity	309	(270)	N/M	200	140	(677)	N/M
Other consumer	(1,090)	(1,118)	(3)%	(1,258)	(984)	(1,088)	—%
Total consumer	(1,239)	(1,482)	(16)%	(1,053)	(979)	(1,896)	(35)%
Total net charge offs	$(7,442)	$(228)	N/M	$(12,351)	$(8,456)	$(9,323)	(20)%

(In basis points)	Mar 31, 2019	Dec 31, 2018		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Net charge offs to average loans (annualized)
Commercial and industrial	(40)	16		(39)	(39)	(41)
Commercial real estate—owner occupied	53	13		(11)	12	(48)
Commercial and business lending	(30)	16		(36)	(33)	(42)
Commercial real estate—investor	—	(22)		(40)	(12)	—
Real estate construction	—	3		(5)	1	5
Commercial real estate lending	—	(15)		(30)	(8)	1
Total commercial	(19)	4		(34)	(22)	(24)
Residential mortgage	(2)	—		—	(1)	(1)
Home equity	14	(12)		9	6	(30)
Other consumer	(123)	(121)		(133)	(105)	(115)
Total consumer	(5)	(6)		(4)	(4)	(8)
Total net charge offs	(13)	—		(21)	(15)	(17)

(In thousands)	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$155,556	$127,901	22%	$154,092	$204,460	$208,553	(25)%
Other real estate owned (OREO)	12,286	11,984	3%	25,653	27,207	16,919	(27)%
Other nonperforming assets	—	—	N/M	6,379	7,059	7,117	(100)%
Total nonperforming assets	$167,843	$139,885	20%	$186,124	$238,726	$232,589	(28)%

Loans 90 or more days past due and still accruing	$2,218	$2,165	2%	$2,175	$1,839	$3,393	(35)%
Allowance for loan losses to loans	1.02%	1.04%		1.03%	1.10%	1.13%
Net unaccreted purchase discount to net purchased loans	1.41%	1.44%		1.48%	1.58%	1.80%
Allowance for loan losses to nonaccrual loans	151.12%	186.10%		153.32%	123.55%	123.26%
Nonaccrual loans to total loans	0.67%	0.56%		0.67%	0.89%	0.91%
Nonperforming assets to total loans plus OREO	0.72%	0.61%		0.81%	1.04%	1.02%
Nonperforming assets to total assets	0.50%	0.42%		0.56%	0.71%	0.70%
Year-to-date net charge offs to average loans (annualized)	0.13%	0.13%		0.18%	0.16%	0.17%

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$73,379	$41,021	79%	$50,146	$81,776	$102,667	(29)%
Commercial real estate—owner occupied	890	3,957	(78)%	4,779	18,649	20,636	(96)%
Commercial and business lending	74,269	44,978	65%	54,925	100,425	123,303	(40)%
Commercial real estate—investor	776	1,952	(60)%	19,725	26,503	15,574	(95)%
Real estate construction	739	979	(25)%	1,154	1,544	1,219	(39)%
Commercial real estate lending	1,516	2,931	(48)%	20,879	28,047	16,793	(91)%
Total commercial	75,784	47,909	58%	75,804	128,472	140,096	(46)%
Residential mortgage	67,323	67,574	—%	65,896	62,896	55,100	22%
Home equity	12,300	12,339	—%	12,324	12,958	13,218	(7)%
Other consumer	149	79	89%	68	134	139	7%
Total consumer	79,772	79,992	—%	78,288	75,988	68,456	17%
Total nonaccrual loans	$155,556	$127,901	22%	$154,092	$204,460	$208,553	(25)%

	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$15,443	$25,478	(39)%	$38,885	$32,438	$29,580	(48)%
Commercial real estate—owner occupied	2,026	2,080	(3)%	3,746	3,820	3,892	(48)%
Commercial and business lending	17,469	27,558	(37)%	42,631	36,258	33,472	(48)%
Commercial real estate—investor	1,700	799	113%	350	372	13,683	(88)%
Real estate construction	311	311	—%	218	222	305	2%
Commercial real estate lending	2,011	1,110	81%	568	594	13,988	(86)%
Total commercial	19,480	28,668	(32)%	43,199	36,852	47,460	(59)%
Residential mortgage	18,226	16,036	14%	16,986	17,934	19,902	(8)%
Home equity	7,688	7,385	4%	7,792	7,900	8,098	(5)%
Other consumer	1,154	1,174	(2)%	1,177	1,037	1,041	11%
Total consumer	27,068	24,595	10%	25,955	26,871	29,041	(7)%
Total restructured loans (accruing)	$46,548	$53,263	(13)%	$69,154	$63,723	$76,501	(39)%
Nonaccrual restructured loans (included in nonaccrual loans)	$24,172	$26,292	(8)%	$33,757	$38,005	$23,827	1%
	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$3,295	$525	N/M	$5,732	$588	$880	N/M
Commercial real estate—owner occupied	6,066	2,699	125%	6,126	193	511	N/M
Commercial and business lending	9,361	3,224	190%	11,858	781	1,391	N/M
Commercial real estate—investor	1,090	3,767	(71)%	373	828	240	N/M
Real estate construction	6,773	330	N/M	517	19,765	490	N/M
Commercial real estate lending	7,863	4,097	92%	890	20,593	730	N/M
Total commercial	17,224	7,321	135%	12,748	21,374	2,121	N/M
Residential mortgage	13,274	9,706	37%	8,899	9,341	15,133	(12)%
Home equity	6,363	6,049	5%	8,080	7,270	5,868	8%
Other consumer	2,364	2,269	4%	1,979	1,735	1,811	31%
Total consumer	22,001	18,024	22%	18,958	18,346	22,812	(4)%
Total accruing loans 30-89 days past due	$39,225	$25,345	55%	$31,706	$39,720	$24,934	57%

	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$111,772	$116,578	(4)%	$144,468	$172,177	$196,766	(43)%
Commercial real estate—owner occupied	48,929	55,964	(13)%	32,526	38,879	34,410	42%
Commercial and business lending	160,701	172,542	(7)%	176,994	211,056	231,176	(30)%
Commercial real estate—investor	70,613	67,481	5%	49,842	24,790	46,970	50%
Real estate construction	4,600	3,834	20%	3,392	3,168	1,695	171%
Commercial real estate lending	75,213	71,315	5%	53,234	27,958	48,665	55%
Total commercial	235,914	243,856	(3)%	230,228	239,014	279,841	(16)%
Residential mortgage	5,351	5,975	(10)%	6,073	2,355	2,155	148%
Home equity	91	103	(12)%	148	142	188	(52)%
Other consumer	—	—	N/M	—	6	—	N/M
Total consumer	5,443	6,078	(10)%	6,221	2,503	2,343	132%
Total potential problem loans	$241,357	$249,935	(3)%	$236,449	$241,517	$282,184	(14)%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
(In thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$8,376,163	$100,298	4.86%	$8,019,254	$96,539	4.78%	$7,313,621	$74,706	4.14%
Commercial real estate lending	5,117,926	65,512	5.19%	5,209,743	72,364	5.51%	5,399,429	61,504	4.62%
Total commercial	13,494,089	165,810	4.98%	13,228,997	168,903	5.07%	12,713,050	136,210	4.34%
Residential mortgage (d)	8,366,452	73,981	3.54%	8,314,421	73,158	3.52%	8,066,297	66,955	3.32%
Retail (d)	1,242,973	19,355	6.26%	1,261,307	18,982	6.00%	1,299,181	17,299	5.35%
Total loans	23,103,514	259,147	4.53%	22,804,725	261,043	4.55%	22,078,529	220,464	4.03%
Investment securities
Taxable	4,977,866	29,053	2.34%	5,087,746	29,119	2.29%	5,576,826	30,104	2.16%
Tax-exempt (a)	1,845,352	17,270	3.74%	1,740,964	16,253	3.73%	1,312,913	11,613	3.54%
Other short-term investments	468,449	4,226	3.65%	383,286	3,257	3.38%	313,864	2,177	2.80%
Investments and other	7,291,666	50,549	2.78%	7,211,997	48,629	2.70%	7,203,603	43,894	2.44%
Total earning assets	30,395,180	$309,695	4.11%	30,016,722	$309,672	4.11%	29,282,132	$264,358	3.64%
Other assets, net	3,049,123			3,045,836			2,884,248
Total assets	$33,444,303			$33,062,558			$32,166,380
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$2,098,834	$1,150	0.22%	$1,995,160	$696	0.14%	$1,722,665	$202	0.05%
Interest-bearing demand	4,739,662	13,920	1.19%	4,837,223	14,006	1.15%	4,503,974	7,818	0.70%
Money market	7,388,174	20,786	1.14%	7,089,449	16,532	0.93%	7,215,329	9,785	0.55%
Network transaction deposits	2,225,027	13,626	2.48%	1,880,595	10,943	2.31%	2,408,681	8,778	1.48%
Time deposits	3,121,960	13,291	1.73%	3,060,896	11,982	1.55%	2,715,292	6,830	1.02%
Total interest-bearing deposits	19,573,656	62,773	1.30%	18,863,323	54,159	1.14%	18,565,941	33,412	0.73%
Federal funds purchased and securities sold under agreements to repurchase	177,361	627	1.43%	134,748	442	1.30%	275,578	522	0.77%
Commercial paper	41,640	51	0.50%	41,528	36	0.35%	73,722	60	0.33%
FHLB advances	3,639,660	19,554	2.18%	3,654,905	19,948	2.17%	3,736,510	13,123	1.42%
Long-term funding	795,757	7,396	3.72%	795,379	7,396	3.72%	497,348	4,544	3.66%
Total short and long-term funding	4,654,418	27,628	2.40%	4,626,560	27,822	2.39%	4,583,158	18,249	1.61%
Total interest-bearing liabilities	24,228,074	$90,401	1.51%	23,489,883	$81,980	1.39%	23,149,099	$51,661	0.90%
Noninterest-bearing demand deposits	4,982,553			5,366,711			5,084,957
Other liabilities	418,546			459,204			395,008
Stockholders’ equity	3,815,130			3,746,760			3,537,316
Total liabilities and stockholders’ equity	$33,444,303			$33,062,558			$32,166,380
Interest rate spread			2.60%			2.72%			2.74%
Net free funds			0.30%			0.30%			0.18%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$219,294	2.90%		$227,692	3.02%		$212,697	2.92%
Fully tax-equivalent adjustment		3,747			3,736			2,826
Net interest income		$215,547			$223,955			$209,871
Numbers may not sum due to rounding.

(a)	The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.

(b)	Nonaccrual loans and loans held for sale have been included in the average balances.

(c)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

(d)	Upon conversion, certain Bank Mutual loans were reclassified from home equity to residential mortgage. March 31, 2018 balances have been adjusted to reflect this change.

Associated Banc-Corp Loan and Deposit Composition
(In thousands)
Period end loan composition	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Commercial and industrial	$7,587,597	$7,398,044	3%	$7,159,941	$7,109,796	$6,756,983	12%
Commercial real estate—owner occupied	932,393	920,443	1%	867,682	888,330	900,913	3%
Commercial and business lending	8,519,990	8,318,487	2%	8,027,622	7,998,126	7,657,896	11%
Commercial real estate—investor	3,809,253	3,751,554	2%	3,924,499	3,996,415	4,077,671	(7)%
Real estate construction	1,273,782	1,335,031	(5)%	1,416,209	1,487,159	1,579,778	(19)%
Commercial real estate lending	5,083,035	5,086,585	—%	5,340,708	5,483,574	5,657,449	(10)%
Total commercial	13,603,025	13,405,072	1%	13,368,330	13,481,700	13,315,345	2%
Residential mortgage	8,323,846	8,277,712	1%	8,227,649	8,207,253	8,197,223	2%
Home equity	868,886	894,473	(3)%	901,275	911,363	923,470	(6)%
Other consumer	352,602	363,171	(3)%	369,858	376,470	374,453	(6)%
Total consumer	9,545,333	9,535,357	—%	9,498,782	9,495,086	9,495,146	1%
Total loans	$23,148,359	$22,940,429	1%	$22,867,112	$22,976,786	$22,810,491	1%
Purchased credit-impaired loans	$4,907	$4,852	1%	$13,133	$15,900	$14,838	(67)%
Period end deposit and customer funding composition	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Noninterest-bearing demand	$5,334,154	$5,698,530	(6)%	$5,421,270	$5,341,361	$5,458,473	(2)%
Savings	2,215,857	2,012,841	10%	1,937,006	1,887,777	1,883,638	18%
Interest-bearing demand	5,226,362	5,336,952	(2)%	5,096,998	4,650,407	4,719,566	11%
Money market	9,005,018	9,033,669	—%	9,087,587	9,208,993	9,086,553	(1)%
Brokered CDs	387,459	192,234	102%	235,711	228,029	44,503	N/M
Other time	3,364,206	2,623,167	28%	3,053,041	2,499,747	2,632,869	28%
Total deposits	25,533,057	24,897,393	3%	24,831,612	23,816,314	23,825,602	7%
Customer funding (a)	146,027	137,364	6%	184,269	235,804	297,289	(51)%
Total deposits and customer funding	$25,679,083	$25,034,757	3%	$25,015,882	$24,052,118	$24,122,891	6%
Network transaction deposits (b)	$2,204,204	$2,276,296	(3)%	$1,852,863	$2,094,670	$2,244,739	(2)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$23,087,421	$22,566,227	2%	$22,927,308	$21,729,419	$21,833,649	6%

Quarter average loan composition (c)	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Commercial and industrial	$7,459,318	$7,166,092	4%	$7,059,946	$6,804,311	$6,449,898	16%
Commercial real estate—owner occupied	916,845	853,162	7%	878,793	892,746	863,723	6%
Commercial and business lending	8,376,163	8,019,254	4%	7,938,739	7,697,057	7,313,621	15%
Commercial real estate—investor	3,777,520	3,788,398	—%	3,948,922	4,117,675	3,866,286	(2)%
Real estate construction	1,340,406	1,421,344	(6)%	1,471,758	1,588,141	1,533,143	(13)%
Commercial real estate lending	5,117,926	5,209,743	(2)%	5,420,680	5,705,817	5,399,429	(5)%
Total commercial	13,494,089	13,228,997	2%	13,359,419	13,402,874	12,713,050	6%
Residential mortgage	8,366,452	8,314,421	1%	8,333,303	8,310,358	8,066,297	4%
Home equity	883,735	895,412	(1)%	906,364	917,688	917,001	(4)%
Other consumer	359,238	365,895	(2)%	374,632	374,508	382,180	(6)%
Total consumer	9,609,426	9,575,728	—%	9,614,298	9,602,555	9,365,479	3%
Total loans	$23,103,514	$22,804,725	1%	$22,973,717	$23,005,428	$22,078,529	5%

Quarter average deposit composition (d)	Mar 31, 2019	Dec 31, 2018	Seql Qtr % Change	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Comp Qtr % Change
Noninterest-bearing demand	$4,982,553	$5,366,711	(7)%	$5,310,977	$5,131,894	$5,084,957	(2)%
Savings	2,098,834	1,995,160	5%	1,901,960	1,892,808	1,722,665	22%
Interest-bearing demand	4,739,662	4,837,223	(2)%	4,988,694	4,735,514	4,503,974	5%
Money market	7,388,174	7,089,449	4%	7,546,059	7,190,178	7,215,329	2%
Network transaction deposits	2,225,027	1,880,595	18%	1,969,915	2,130,854	2,408,681	(8)%
Time deposits	3,121,960	3,060,896	2%	2,978,314	2,565,001	2,715,292	15%
Total deposits	$24,556,209	$24,230,034	1%	$24,695,918	$23,646,250	$23,650,898	4%
N/M = Not meaningful
Numbers may not sum due to rounding.

(a)	Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.
(c) On February 1, 2018, the Corporation acquired Bank Mutual and added $1.9 billion in loans. March 31, 2018 average balances only include two months (from 2/1/2018 through 3/31/2018).
(d) On February 1, 2018, the Corporation acquired Bank Mutual and added $1.8 billion of deposits. March 31, 2018 average balances only include two months (from 2/1/2018 through 3/31/2018).

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(In millions, except per share data)	1Q19	4Q18	3Q18	2Q18	1Q18
Tangible common equity reconciliation (a)
Common equity	$3,579	$3,524	$3,540	$3,611	$3,553
Goodwill and other intangible assets, net	(1,243)	(1,245)	(1,247)	(1,247)	(1,233)
Tangible common equity	$2,337	$2,279	$2,293	$2,364	$2,320
Tangible assets reconciliation (a)
Total assets	$33,701	$33,648	$33,489	$33,653	$33,367
Goodwill and other intangible assets, net	(1,243)	(1,245)	(1,247)	(1,247)	(1,233)
Tangible assets	$32,458	$32,403	$32,242	$32,406	$32,134
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,558	$3,490	$3,589	$3,561	$3,377
Goodwill and other intangible assets, net	(1,244)	(1,246)	(1,246)	(1,236)	(1,108)
Tangible common equity	2,314	2,244	2,343	2,325	2,269
Accumulated other comprehensive loss (income)	116	137	125	117	89
Deferred tax assets (liabilities), net	45	46	45	47	32
Average common equity Tier 1	$2,475	$2,427	$2,513	$2,489	$2,390
Selected Trend Information (b)
Insurance commissions and fees	$25	$21	$22	$24	$23
Wealth management fees (c)	20	20	21	20	21
Service charges and deposit account fees	15	16	17	16	16
Card-based fees	9	10	10	10	9
Other fee-based revenue	4	5	4	4	4
Fee-based revenue	74	74	74	75	73
Other	17	11	14	18	17
Total noninterest income	$91	$84	$88	$93	$90
Selected equity and performance ratios (a) (d)
Tangible common equity / tangible assets	7.20%	7.03%	7.11%	7.29%	7.22%
Return on average equity	9.21%	9.42%	9.06%	9.61%	7.96%
Return on average tangible common equity	14.52%	15.08%	14.14%	14.98%	11.99%
Return on average common equity Tier 1	13.58%	13.94%	13.18%	14.00%	11.39%
Efficiency ratio reconciliation (e)
Federal Reserve efficiency ratio	63.32%	62.39%	66.12%	65.77%	70.76%
Fully tax-equivalent adjustment	(0.77)%	(0.75)%	(0.75)%	(0.65)%	(0.66)%
Other intangible amortization	(0.73)%	(0.72)%	(0.73)%	(0.68)%	(0.51)%
Fully tax-equivalent efficiency ratio	61.83%	60.93%	64.66%	64.45%	69.60%
Acquisition related costs adjustment	(0.20)%	0.31%	(0.94)%	(2.40)%	(6.80)%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs (adjusted efficiency ratio)	61.63%	61.24%	63.72%	62.05%	62.80%
Acquisition Related Costs				1Q 2019	1Q 2019 per share data(g)
GAAP earnings				$83	$0.50
Total acquisition related costs				$1
Earnings, excluding acquisition related costs (f)				$84	$0.50
Numbers may not sum due to rounding.

(a)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(b)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.

(c)	Includes trust, asset management, brokerage, and annuity fees.

(d)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(e)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization and acquisition related costs, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and acquisition related costs. Management believes the adjusted efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities and acquisition related costs, to be a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and excludes acquisition related costs.

(f)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(g)	Earnings and per share data presented after-tax.